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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
USA BROADBAND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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USA BROADBAND, INC.
921 Transport Way, Suite 4
Petaluma, CA 94954
(707) 762-3997

         February 11, 2002

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders on Thursday, April 11, 2002 at 10:00 a.m., central standard time. The meeting will be held at the Conference Center at The 410 Club located at 410 N. Michigan Avenue, Chicago, Illinois.

        The notice of meeting and proxy statement following this letter describe the business to be transacted at the meeting. During the meeting we will also report on our current activities and give you an opportunity to ask questions. We encourage you to participate in the meeting.

        Whether or not you plan to attend the meeting, we urge you to vote your proxy promptly so that your shares will be represented. The vote of every stockholder is important.

        We look forward to welcoming you at the meeting.

Sincerely,
/s/ EDWARD P. MOONEY Edward P. Mooney Interim President and Chief Executive Officer

USA BROADBAND, INC.
921 Transport Way, Suite 4
Petaluma, CA 94954

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, April 11, 2002
Time:	10:00 a.m. central standard time
Place:	Conference Center at The 410 Club 410 N. Michigan Avenue Chicago, Illinois

To our stockholders:

        We will hold our Annual Meeting of Stockholders on Thursday, April 11, 2002 at 10:00 a.m., central standard time, at the Conference Center at The 410 Club located at 410 N. Michigan Avenue, Chicago, Illinois. At the meeting, we will:

  I.
  Elect six (6) directors (including two directors to serve as the Series A Directors);

  II.
  Ratify the appointment of Hein + Associates LLP as our independent auditors for fiscal year 2002; and

  III.
  Transact any other business properly presented at the meeting.

        If you are a stockholder of record at the close of business on February 11, 2002, you will be entitled to vote at the meeting or any adjournment(s) of the meeting. A stockholder list will be available at our principal offices beginning February 13, 2002 for examination during normal business hours by any stockholder registered on our stock ledger as of February 11, 2002 for any purpose relating to the annual meeting.

        A copy of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 is enclosed. It is not deemed to be part of the official Proxy soliciting material. If you fail to receive a copy of the Annual Report, you may obtain a copy by writing to Mr. Edward Mooney at our principal executive offices or by calling (707) 762-3997.

BY ORDER OF THE BOARD OF DIRECTORS
February 11, 2002	Edward P. Mooney, Interim President and Chief
Petaluma, CA	Executive Officer

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
OF
USA BROADBAND, INC.
TO BE HELD THURSDAY, APRIL 11, 2002

THIS PROXY STATEMENT CONTAINS THE FOLLOWING INFORMATION:
Information Concerning the Annual Meeting	1
Change in Control of Registrant	3
Our Management	3
Stock Ownership of Certain Beneficial Owners and Management	4
Proposal I—Election of Directors	6
Board Committees and Meeting Attendance	8
Compensation of Directors	8
Executive Officer Compensation	9
Employment and Change in Control Severance Agreements	11
Certain Relationships and Related Transactions	11
Proposal II—Ratify our Appointment of Independent Auditors	12
Fees Paid to Our Auditor	13
Section 16(a) Beneficial Ownership Reporting Compliance	13
Other Matters	14

USA BROADBAND, INC.
921 Transport Way, Suite 4
Petaluma, CA 94954

PROXY STATEMENT

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of USA Broadband, Inc. for its Annual Meeting of Stockholders to be held on April 11, 2002. Proxies may be solicited by our employees by mail, telephone, fax, e-mail or in person. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses incurred in connection with the solicitation.

        This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 15, 2002.

Information Concerning the Annual Meeting

What matters will be voted on at the meeting?

        At the meeting, stockholders will vote on the following matters:

  •
  to elect six directors to serve on our Board of Directors (including two directors to serve as Series A Directors); and

  •
  to ratify the appointment of Hein + Associates LLP as our independent auditors for fiscal year 2002.

What are the recommendations of the Board of Directors?

        The Board of Directors recommends that you vote:

  •
  FOR each of the nominees representing your class (Common Stock or Series A Preferred Stock) to serve on the Board of Directors; and

  •
  FOR ratifying the appointment of Hein + Associates LLP as our independent auditors for fiscal year 2002.

Who is entitled to vote?

        Our stockholders of record as of the close of business on February 11, 2002, the record date for the meeting, are entitled to vote at the meeting or any adjournment(s) of the meeting.

How may I vote my shares?

        There are three ways you may vote your shares:

  •
  by marking, signing and dating the enclosed proxy card and returning it to us by mail in the envelope provided;

  •
  by marking, signing and dating the enclosed proxy card and sending a copy of front and reverse side of the proxy card to us by facsimile at (707) 762-3105; or

  •
  by attending the meeting and voting in person (if your shares are registered directly on our books and not held in "street name" through a broker, bank, or other nominee).

        If you elect to send us your proxy card via facsimile, do not also send it to us via mail.

How do I revoke a previously granted proxy?

        You may revoke a previously granted proxy by:

  •
  giving written notice of your revocation to us by mail at 921 Transport Way, Suite 4, Petaluma, CA 94954, Attention: Mr. Edward P. Mooney or by facsimile to Mr. Edward P. Mooney at (707) 762-3105, such revocation will not be effective until it is received;

  •
  submitting a later dated and properly executed proxy to us by means of mail or facsimile; or

  •
  attending the meeting and voting in person at the meeting (if your shares are registered directly on our books and not held in "street name" through a broker, bank, or other nominee). Your presence at the meeting alone, without further action, will not revoke a proxy you may have previously granted.

How will my proxy be voted?

        If your proxy is properly executed, returned and received by us via mail or facsimile prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you do not indicate any voting instructions on your proxy, all of your shares will be voted in favor of the proposals and for each of the director nominees as described in the Notice of Meeting and this Proxy Statement and, in the discretion of the appointed proxies, upon other matters properly brought before the meeting.

How many shares can be voted?

        We have authorized 100,000,000 shares of Common Stock, $.001 par value, of which 4,973,043 shares are outstanding. We have authorized 50,000,000 shares of preferred stock of which 7,000,000 shares have been designated as Series A Preferred Stock, $.001 par value, of which 4,628,243 shares are outstanding; 2,625,000 shares have been designated as Series B Preferred Stock, $.001 par value, all of which are outstanding; and 7,875,000 shares have been designated as Series C Preferred Stock, $.001 par value, all of which are outstanding. Our Common Stock is traded on the Nasdaq OTC Bulletin Board under the symbol "USBU." There is no public market for our preferred stock.

        Each holder of Common Stock is entitled to one vote per share held of record. Each holder of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such Series A Preferred Stock could be converted as of the record date. As of the record date, each share of Series A Preferred Stock is convertible into one share of Common Stock at any time at the option of the holder. The Series A Preferred Stock will automatically be converted into Common Stock upon the closing of a public offering of Common Stock with proceeds in excess of $15,000,000 at not less than $10.00 per share. The Series B Preferred Stock and Series C Preferred Stock are not entitled to vote on matters being submitted to our stockholders at the Annual Meeting.

May stockholders cumulate their votes when electing directors?

        No. Our stockholders do not have cumulative voting rights in the election of directors.

What is a "quorum"?

        A "quorum" of stockholders is necessary for us to hold a valid meeting. If at least a majority of the issued and outstanding shares of Common Stock and Series A Preferred Stock, considered as a single class, are present at the meeting either in person or by proxy, a quorum will exist. Holders of a majority of the issued and outstanding shares of Series A Preferred Stock are necessary to be present to constitute a quorum to elect the Series A Directors. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Abstentions and broker non-votes will be counted as "present" to establish a quorum. A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder and (2) the broker lacks the authority to vote the shares at his or her discretion. Because abstentions and broker non-votes represent shares entitled to vote, the effect of an abstention or broker non-vote will be the same as a vote against a proposal. However, abstentions and broker non-votes will have no effect on the election of directors.

How many votes are to elect directors?

        The directors receiving the highest number of "FOR" votes will be elected as directors. This is referred to as a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of directors.

Change in Control of Registrant

        In March 2001, we entered into an Agreement and Plan of Reorganization to acquire Cable Concepts, Inc. d/b/a Direct Digital Communications, a Washington corporation. We consummated the acquisition by forming a wholly-owned subsidiary and merging our subsidiary with and into Cable Concepts, Inc. The acquisition closed on July 18, 2001. Pursuant to the terms of the merger, Mr. Robert R. Wallace, our former director and Chief Executive Officer, agreed to cancel 9,990,000 shares of Common Stock and transfer 10,000 shares of Common Stock owned by him. Before canceling and transferring the shares owned by Mr. Wallace, there were approximately 13,643,043 shares of Common Stock outstanding. Following cancellation and transfer of the shares, which was effective as of July 18, 2001, there were 3,653,043 shares of Common Stock outstanding. Immediately following the merger, there were 4,763,043 shares of Common Stock outstanding (after giving effect to the shares issued in the merger). The significant decrease in the number of outstanding shares of Common Stock had the effect of proportionately increasing the ownership percentages of all remaining stockholders, resulting in a change of control from Mr. Wallace to other stockholders.

Our Management

        Board of Directors.    Our Board of Directors currently consists of five members but will be expanded to six. At the Annual Meeting six directors will be elected. The director nominees are Douglas D. Cole, John R. Evans, Jon Eric Landry, Edward P. Mooney, Russell R. Myers and Ronald E. Spears. Messrs. Landry and Spears have been designated as "Series A Directors." See the section entitled, "Proposal I—Election of Directors" for a summary of each director's business experience.

        Chief Executive Officer.    We are in the process of restructuring our executive management group. From February 2000 until April 2001, Mr. Robert R. Wallace served as our Chief Executive Officer and President. Mr. David M. Lerten served as our President and Chief Executive Officer and a member of our Board of Directors from April 2001 until December 2001, when he resigned to pursue other interests. Upon Mr. Lerten's resignation, Mr. Edward P. Mooney was appointed as our Interim President and Chief Executive Officer. Mr. Mooney, who also is a member of our Board of Directors, previously served as our Executive Vice President. We have commenced a search for a permanent President and Chief Executive Officer with strong industry experience and relationships that will lead us through the next stages of our corporate development. See the section entitled, "Proposal I—Election of Directors" for a summary of Mr. Mooney's business experience.

        Other Executive Officers.    On November 27, 2001, Mr. Bhasu Panchal was appointed to serve as our Controller. Mr. Panchal also serves as the Controller of our subsidiary, Cable Concepts, Inc. We have commenced a search for a Chief Financial Officer with strong industry and financial experience. Set forth below is a summary of Mr. Panchal's business experience:

        Bhasu Panchal, 53.    Mr. Panchal was appointed to serve as our Controller on November 27, 2001. As our Controller, his responsibilities include managing and administering our financial, accounting and information systems. Mr. Panchal also serves as the Controller of our subsidiary, Cable Concepts, Inc. For the three years prior to joining Cable Concepts, Inc., Mr. Panchal worked for L-3 Communications Inc. where he served as a Director of Finance and Administration for the Prime Wave Communications division and Controller for EMP Systems division. For the four years prior to that, he worked for Ceridian Inc. where he was responsible for managing tax filings and tax deposits for Fortune 100 clients.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of February 11, 2002 regarding the beneficial ownership of (1) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities and (2) each class of securities beneficially owned by our directors and director nominees, each named executive officer and our directors and executive officers as a group.

	Common Stock		%	Series A Preferred Stock(1)%		Total Voting Shares		%
Total number of shares outstanding:	4,973,043	(2)	100%	4,628,243	100%	9,601,286	(2)	100%
Theodore H. Swindells(3)	416,667		8.4	292,050	6.3	708,717		7.4
Maroon Bells Capital, L.L.C.(4)	703,000		14.1	0	0	703,000		7.3
Paul A. Moore(5)	400,023		8.0	196,894	4.3	596,917		6.2
Russell R. Myers(6)	152,208		3.1	366,667	7.9	518,875		5.4
David M. Lerten(7)	235,000		4.7	166,667	3.6	401,667		4.2
Jon Eric Landry(8)	328,333		6.6	35,388	*	363,721		3.8
John R. Evans(9)	283,333		5.7	34,960	*	318,293		3.3
Edward P. Mooney(10)	250,000		5.0	0	0	250,000		2.6
Hightown(11)	0		0	233,333	5.0	233,333		2.4
MainStreet(12)	0		0	233,333	5.0	233,333		2.4
Douglas D. Cole(13)	150,000		3.0	0	0	150,000		1.6
Robert R.Wallace(14)	10,000		*	0	0	10,000		*
Ronald E. Spears(15)	0		0	0	0	0		0
Bhasu Panchal(16)	0		0	0	0	0		0
Total number of shares beneficially owned by all named executive officers and directors as a group (9 persons) were:	1,408,874		28.0	603,682	13.0	2,012,556		21.0

*
Represents holdings of less than one percent (1%).

(1)
Each holder of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such Series A Preferred Stock could be converted as of the record date. As of the record date, each share of Series A Preferred Stock could be converted into one share of Common Stock.
(2)
We do not hold any shares in treasury.
(3)
The number of shares of Common Stock includes 66,667 shares that may be acquired by Mr. Swindells pursuant to a warrant that is exercisable immediately. The 292,050 shares of Series A

Preferred Stock are convertible into 292,050 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations for the Series A Preferred Stock). Mr. Swindells has sole voting and dispositive power over all of the shares. Mr. Swindells' business address is c/o Fairway Western, 11400 Southeast 8th Street, Bellevue, WA 98004.

(4)
The number of shares of Common Stock includes 203,000 shares held of record by Maroon Bells Capital, L.L.C. and 500,000 shares of Common Stock that may be acquired by Maroon Bells Capital, L.L.C. upon exercise of a warrant that is immediately exercisable. Maroon Bells shares voting and dispositive power with Mr. Paul Moore with respect to all shares. Maroon Bells is a merchant banking firm whose principal address is Westminster Square, 717 North Forest Ave., 2nd Floor North, Lake Forest, IL 60045.
(5)
The number of shares of Common Stock includes 150,023 shares that may be acquired by Mr. Moore pursuant to a warrant that is exercisable immediately. The 196,894 shares of Series A Preferred Stock are owned of record by Mr. Moore and are convertible into 196,894 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations for the Series A Preferred Stock). Mr. Moore is a principal of Maroon Bells Capital, L.L.C. and, therefore, he may be deemed to beneficially own those shares indicated as owned by Maroon Bells Capital, L.L.C. Mr. Moore shares voting and dispositive power with Maroon Bells Capital, L.L.C. with respect to all shares. Mr. Moore's mailing address is Westminster Square, 717 North Forest Ave., 2nd Floor North, Lake Forest, IL 60045.
(6)
Mr. Myers does not own any shares directly. Mr. Myers' beneficial ownership arises solely through ownership in other entities. Mr. Myers beneficially owns 1,405 shares of Common Stock through his relationship with Geneva Associates Advisors, LLC, 2,504 through his relationship with Geneva Associates, LLC, 132,235 shares of Common Stock through his relationship with Blue Ridge Investors II, LP, 16,064 shares of Common Stock and 366,667 shares of Series A Preferred Stock through his relationship with Geneva Associates Merchant Banking Partners I, LLC. Additionally, Mr. Myers also beneficially owns 1,150,000 shares of Series B Preferred Stock through Mr. Myers' relationship with Geneva Associates Merchant Banking Partners I, LLC, 134,074 shares of Series C Preferred Stock through his relationship with Geneva Associates Advisors, LLC, 2,816,762 shares of Series C Preferred Stock through his relationship with Blue Ridge Investors II, LP, 1,533,468 shares of Series C Preferred Stock through his relationship with Geneva Associates Merchant Banking Partners I, LLC, and 238,992 shares of Series A Preferred Stock through his relationship with Geneva Associates, LLC. Mr. Myers' mailing address is c/o Geneva Merchant Banking Partners, 300 North Greene Street, Greensboro, NC 27401.
(7)
The number of shares of Common Stock includes 235,000 shares that may be acquired by Mr. Lerten pursuant to an option (of which 85,000 shares are exercisable immediately). The 166,667 shares of Series A Preferred Stock are convertible into 166,667 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations for the Series A Preferred Stock). Mr. Lerten has sole voting and dispositive power over all of the shares. Mr. Lerten's mailing address is 3006 Woodside Street, Unit 7019, Dallas, TX 75204. Mr. Lerten served as our

  President and Chief Executive Officer from April 2001 to December 2001, when he resigned to pursue other interests.

(8)
The number of shares of Common Stock includes 150,000 shares that may be acquired by Mr. Landry pursuant to an immediately exercisable option and 33,333 shares that may be acquired by Mr. Landry pursuant to an immediately exercisable warrant. The 35,388 shares of Series A Preferred Stock are convertible into 35,388 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations for the Series A Preferred Stock). Mr. Landry's mailing address is Landry Montana Partners, Inc., 74 E. Westminister, Lake Forest, IL 60045.
(9)
The number of shares of Common Stock includes 150,000 shares that may be acquired by Mr. Evans pursuant to an immediately exercisable option and 33,333 shares that may be acquired by Mr. Evans pursuant to an immediately exercisable warrant. The 34,960 shares of Series A Preferred Stock are convertible into 34,960 shares of Common Stock (subject to adjustment as provided in the Certificate of Designations for the Series A Preferred Stock). Mr. Evans's mailing address is 8450 E. Crescent Parkway, #100, Greenwood Village, CO 80111.
(10)
The number of shares of Common Stock includes 100,000 shares that may be acquired by Mr. Mooney pursuant to an immediately exercisable option. Mr. Mooney has sole voting and dispositive power with respect to all of the shares. Mr. Mooney's mailing address is 921 Transport Way, Suite 4, Petaluma, CA 94954.
(11)
The mailing address of Hightown is Africa House, Woodburne Road, Douglas, Isle of Man, British Isles.
(12)
The mailing address of MainStreet is Africa House, Woodburne Road, Douglas, Isle of Man, British Isles.
(13)
The number of shares of Common Stock includes 150,000 shares that may be acquired by Mr. Cole pursuant to an immediately exercisable option. Mr. Cole's mailing address is 921 Transport Way, Suite 4, Petaluma, CA 94954.
(14)
Mr. Wallace served as our Chief Executive Officer and President until April 1, 2001. Mr. Wallace's mailing address is c/o 6975 South Union Park Center, Suite 600, Salt Lake City, UT 84047.
(15)
Mr. Spears' mailing address is 390 Oenoke Ridge, New Canaan, CT 06840.
(16)
Mr. Panchal serves as the Controller of our subsidiary, Cable Concepts, Inc., and as our Controller. Mr. Panchal's mailing address is 10012 Norwalk Blvd., Suite 150, Santa Fe Springs, CA 90670.

Proposal I—Election of Directors

        Our Bylaws provide that the Board of Directors may be composed of not less than three and no more than eleven directors, with the number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors at six. Pursuant to our Certificate of Designations for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, so long as fifty percent of the Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock are entitled to elect two members to our Board of Directors (the "Series A Directors"). At the 2002 Annual Meeting, six directors (including the Series A Directors) are to be elected to hold office until the 2003 Annual Meeting and until their successors have been elected and qualified.

        Four director nominees will be elected by a plurality of the votes cast by holders of our Common Stock and Series A Preferred Stock, voting as a single class. The director nominees are Douglas D. Cole, John R. Evans, Edward P. Mooney and Russell R. Myers. The Series A Director nominees will be elected by a plurality of the votes cast by holders of our Series A Preferred Stock, voting as a separate class. The Series A Director nominees are Jon Eric Landry and Ronald E. Spears. Your proxy will be voted FOR electing all nominees for whom you are entitled to vote unless a specification is made to withhold your vote. Abstentions and broker non-votes will not affect the election of directors.

        If any nominee ceases to be a candidate for election for any reason, your proxy will be voted for a substitute nominee designated by the Board of Directors and for the other nominees. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

        Below is a summary of the business experience of each of the director nominees.

        Douglas D. Cole, 46.    Mr. Cole has been a director since October 2001 and has served as Interim President and Chief Executive Officer of Cable Concepts, Inc., our subsidiary, since November 2001. From August 1998 to June 2000, Mr. Cole served as a director of RateXchange Corporation and as a director of two of RateXchange's subsidiaries, RateXchange I, Inc. and PolarCap, Inc. He served as Chairman, Chief Executive Officer, President and Principal Accounting Officer of RateXchange from April 1999 to February 2000. He served as the Chief Executive Officer of PolarCap, Inc. from its inception until August 1998. For the past twenty-four years, Mr. Cole has worked in the information technology industry, with a focus on sales and marketing. He has successfully completed numerous acquisitions and strategic partnerships with various companies. From 1995 to 1996, Mr. Cole served as President and Chief Executive Officer of Starpress, Inc. after Great Bear Technology Company, a publicly held California company, acquired Starpress. He served as President and Chief Executive Officer of Great Bear from 1993 through 1996.

        John R. Evans, 47.    Mr. Evans has served as our Chairman of the Board of Directors since March 1, 2001. Mr. Evans is a principal of Evans Capital Management, Inc. where he serves in various board and chairman capacities and is a significant stockholder. Prior to starting Evans Capital Management, Mr. Evans was a founder of, and served as Chief Executive Officer and Chairman of, Convergent Communications, Inc. from 1995 to 1999. Mr. Evans served as Chief Financial Officer and Executive Vice President of IntelCom Group, Inc. from July 1991 to October 1995.

        Jon Eric Landry, 55.    Mr. Landry has served as a director of USA Broadband, Inc. since October 2001. Since 1974, he has served as President and Chief Executive Officer of Landry Montana Partners, Inc., a firm that specializes in the development of human capital and leadership teams for emerging, high growth companies. Mr. Landry specializes in providing client companies with long-term organizational planning, executive management and board member identification and placement, and coordinates the engagement of local and regional recruiting firms to meet the ongoing human resource needs of client companies. Additionally, from time to time, Mr. Landry has provided consulting services in connection with human capital and leadership building to Maroon Bells Capital, L.L.C. and Maroon Bells Capital Partners, Inc. Mr. Landry is not an officer, director or shareholder of Maroon Bells Capital, L.L.C. or Maroon Bells Capital Partners, Inc.

        Edward P. Mooney, 42.    Mr. Mooney currently serves as our Interim President and Chief Executive Officer and has been a director since April 2001. Mr. Mooney also serves as a director of Category 5 Technologies, Inc. Prior to being appointed as our Interim President and Chief Executive Officer in December 2001, Mr. Mooney served as Executive Vice President since April 2001. Prior thereto, Mr. Mooney was self-employed as a consultant. Mr. Mooney served as Executive Vice President (April 1999 to April 2000) and director (November 1998 to April 2000) of RateXchange Corporation. Mr. Mooney has also served as President (September 1996 to April 1997) and as a director (September 1996 to May 1998) of WorldPort Communications, Inc. From September 1993 to November 1998, Mr. Mooney was an analyst for Maroon Bells Capital Partners, Inc. Additionally, since 1998, Mr. Mooney has provided consulting services to Maroon Bells Capital, L.L.C. and Maroon Bells Capital Partners, Inc. Mr. Mooney is not an officer, director or shareholder of Maroon Bells Capital, L.L.C. or Maroon Bells Capital Partners, Inc.

        Russell R. Myers, 41.    Mr. Myers has been a director since July 2001. Currently, Mr. Myers serves as Vice President and as a director of Geneva Corporation. Mr. Myers is also a general partner of Blue Ridge Investors Limited Partnership, a private equity fund founded in 1994. Additionally, Mr. Myers is managing partner of Geneva Merchant Banking Partners, a private equity fund founded in 1999.

        Ronald E. Spears, 53.    Mr. Spears has been nominated to serve as a Series A Director. Throughout his 25-year career, he has managed telecommunications and professional service start-ups, as well as established long distance powerhouses. In June 2000, Mr. Spears joined Vaultus, formerly Mobile Logic, Inc., as President and Chief Executive Officer where he focuses on strategic business planning, marketing, communications, financing and business alliances. Mr. Spears joined Vaultus after serving as the President and Chief Executive Officer of CMGI Solutions from April 1999 to May 2000. Before joining CMGI Solutions, Mr. Spears served as President and Chief Operating Officer of e.spire Communications from February 1998 to April 1999. From June 1995 to January 1998, he was corporate vice president at Citizens Utilities, managing that company's independent telephone company operations in 13 states. Mr. Spears also serves as a director of RateXchange Corporation.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 TO ELECT DOUGLAS D. COLE, JOHN R. EVANS, JON ERIC LANDRY, EDWARD P. MOONEY, RUSSELL R. MYERS AND RONALD E. SPEARS TO THE BOARD OF DIRECTORS.

Board Committees and Meeting Attendance

        During fiscal year 2001, our Board of Directors did not have a standing audit, nominating or compensation committee. The Board intends to establish an audit committee consisting of at least two "independent" directors, as defined by the NASD Small Cap listing standards by the end of the current fiscal year. During the fiscal year ended September 30, 2001, our Board of Directors did not meet in person but instead acted by unanimous consent.

Compensation of Directors

        During fiscal year 2001, we adopted the 2001 Director Option Plan under which non-qualified options to purchase shares of our Common Stock may be granted to our outside directors. A total of 1,000,000 shares are reserved for future issuance. During fiscal year 2001, our directors did not receive any compensation for serving as a member of our Board of Directors and no grants were made under the 2001 Director Option Plan. The Board of Directors may determine to compensate directors for serving on the Board in the future.

Executive Officer Compensation

        The tables set forth below discuss the compensation paid to our Chief Executive Officer and our other most highly compensated executive officers during the fiscal year ended September 30, 2001, and, to the extent applicable, the two prior fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation
						Long-Term Compensation
					Other Annual Compen- sation ($)
Name and Principal Position(4)									All Other Compen- sation ($)
	Year	Salary ($)		Bonus ($)		Option Awards (#)		LTIP Payouts ($)
Robert R. Wallace (1) Chief Executive Officer and President	2001 2000 1999	— — —		— — —	— — 10,000	— — —		— — —	— — —
David M. Lerten(2) Chief Executive Officer and President	2001 2000 1999	217,806 — —	(2)	— — —	— — —	235,000 — —	(2)	— — —	125,000 — —	(2)
Edward P Mooney(3) Executive Vice President	2001 2000 1999	71,500 — —	(3)	— — —	— — —	100,000 — —		— — —	— — —

(1)
We became a reporting company under the Securities Exchange Act of 1934 upon our filing of a Form 10-SB on February 10, 2000. When we filed the Form 10-SB, Mr. Wallace was our sole officer and director. From February 2000 until April 2001, Mr. Wallace served as our Chief Executive Officer and President.

(2)
Mr. Lerten served as our Chief Executive Officer and President from April 2001 to December 2001, when he resigned to pursue other interests. Rather than paying Mr. Lerten a salary, Mr. Lerten billed us monthly for his services and expenses incurred in connection with serving as our Chief Executive Officer and President. Accordingly, the salary listed in the above table includes amounts paid to Mr. Lerten for services provided to us from April 2001 to December 2001 and reimbursement for business expenses incurred by Mr. Lerten in connection with acting as our Chief Executive Officer and President during the same period. In connection with Mr. Lerten's resignation in December 2001, we entered into a separation agreement with Mr. Lerten. Pursuant to the separation agreement, on December 19, 2001, we granted Mr. Lerten an option to purchase 235,000 shares of Common Stock. Additionally, to offset certain fees and expenses owed by us to Mr. Lerten, we reduced the principal and accrued interest amount of the promissory note delivered to us by Mr. Lerten for his purchase of 166,667 shares of Series A Preferred Stock from $252,500 to $127,500, effective January 2, 2002. See the section entitled, "Employment and Change in Control Severance Agreements," for more information concerning Mr. Lerten's separation agreement.

(3)
Mr. Mooney served as our Executive Vice President from April 2001 to December 2001, when he was appointed to serve as our Interim Chief Executive Officer and President. Pursuant to our employment agreement with Mr. Mooney, Mr. Mooney's annual salary for fiscal year 2001 was $120,000, of which $71,500 was paid and the remainder is due and owing to Mr. Mooney along with approximately $25,000 in accrued, unpaid expenses.

(4)
Other than Messrs. Wallace, Mooney and Lerten, we do not have any other executive officers who received compensation in excess of $100,000 during fiscal year 2001.

OPTIONS GRANTED IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted (#)		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date
Robert R. Wallace	—		—	—	—
David M. Lerten	235,000 common shares	(1)	70%	(1)	December 19, 2006
Edward P. Mooney	100,000 common shares	(2)	30%	$1.50	April 1, 2011

(1)
Pursuant to our separation agreement with Mr. Lerten effective December 19, 2001, we issued to Mr. Lerten an option to purchase 235,000 shares of Common Stock. This option is exercisable according to the following schedule: 85,000 shares may be purchased immediately at $1.50 per share; 75,000 shares may be purchased on or after April 1, 2002 at $2.50 per share; and 75,000 shares may be purchased on or after April 1, 2003 at $3.50 per share.

(2)
This option is immediately exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-end (#)		Value of Unexercised in-the-money Options/SARs at FY-end ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable		Exercisable/ Unexercisable
Robert R. Wallace	—	—	—		—
David M. Lerten	—	—	235,000	(1)	$379,125
Edward P. Mooney	—	—	100,000	(2)	$272,500

(1)
Pursuant to our separation agreement with Mr. Lerten effective December 19, 2001, we issued to Mr. Lerten an option to purchase 235,000 shares of Common Stock. This option is immediately exercisable with respect to 85,000 shares, 75,000 shares may be purchased on or after April 1, 2002 and 75,000 shares may be purchased on or after April 1, 2003.

(2)
This option is immediately exercisable.

LONG-TERM INCENTIVE PLAN—AWARDS
IN LAST FISCAL YEAR

        Effective July 9, 2001, we adopted the Long-Term Incentive Plan of USA Broadband, Inc. for our key employees and any subsidiary and consultants providing services to us or any of our subsidiaries. The plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares and dividend equivalents. The total number of shares of Common Stock authorized for awards under the plan is 1,500,000 shares. The plan was adopted with the intent to promote our success by aligning the personal interests of our key employees and consultants to those of our stockholders and by providing our key employees and consultants with an incentive for outstanding performance. During fiscal year 2001, we did not issue any awards under the plan.

Employment and Change in Control Severance Agreements

        David M. Lerten Separation Agreement.    We entered into a one year employment agreement with Mr. Lerten on April 1, 2001. This agreement was terminated effective December 19, 2001 when Mr. Lerten resigned to pursue other interests. In connection with his resignation, Mr. Lerten entered into a separation agreement with us. Pursuant to the separation agreement, we issued to Mr. Lerten an option to purchase 235,000 shares of Common Stock, of which 85,000 shares are immediately exercisable, 75,000 shares may be purchased on or after April 1, 2002, and 75,000 shares may be purchased on or after April 1, 2003. This option may be exercised as follows: 85,000 shares at $1.50 per share; 75,000 shares at $2.50 per share; and 75,000 shares at $3.50 per share. Additionally, to offset certain fees and expenses owed by us to Mr. Lerten, we reduced the principal and accrued interest amount of the note delivered by Mr. Lerten to us in connection with his purchase of 166,667 shares of Series A Preferred Stock from $252,500 to $127,500 on January 2, 2002. The note is secured by a pledge of the Series A Preferred Stock purchased by Mr. Lerten. Additionally, Mr. Lerten forfeited 105,000 of the 180,000 shares of Common Stock which he was granted pursuant to his employment agreement. Any other rights or benefits granted to Mr. Lerten pursuant to his employment agreement were terminated.

        Edward P. Mooney Employment Agreement.    We entered into an employment agreement with Mr. Mooney to serve as our Executive Vice President on April 1, 2001. Pursuant to the agreement, we pay Mr. Mooney an annual base salary of $120,000 plus health insurance and other benefits, with bonuses as determined by our Board of Directors. In addition, we granted Mr. Mooney an option to purchase 100,000 shares of Common Stock at an exercise price of $1.50 per share. The option is immediately exercisable and has a term of ten years. The term of the agreement is for one year and is renewable annually. In December 2001, Mr. Mooney was appointed to serve as our Interim President and Chief Executive Officer under the same terms and conditions of his original employment agreement.

Certain Relationships and Related Transactions

        In order to obtain general working capital and to provide interim working capital to be loaned to Cable Concepts, Inc. prior to closing the acquisition, we issued notes aggregating approximately $1.5 million (the "Bridge Notes"). The Bridge Notes bear interest at a rate of 18% per annum and were due and payable on demand. All of the Bridge Notes were subsequently converted into shares of our Series A Preferred Stock. In connection with the offering of Bridge Notes, each investor also received a warrant to purchase shares of our Common Stock at a ratio equal to 66,667 shares for every $100,000 in Bridge Notes. The warrants have a term of five years and may be exercised at $0.01 per share. Mr. Paul A. Moore, one of our significant stockholders, participated in the Bridge Loan through one of his affiliates and loaned us $225,035. Mr. Theodore H. Swindells, another one of our significant stockholders, also participated in the Bridge Loan and loaned us $100,000. Mr. John Evans, our chairman of the board, also participated in the Bridge Loan and loaned us $50,000. Mr. Jon Eric Landry, one of our directors, also participated in the Bridge Loan and loaned us $50,000. The proceeds from the Bridge Notes were loaned to Cable Concepts, Inc., which used the proceeds to pay operating expenses.

        On January 29, 2001, we entered into an advisory agreement with Maroon Bells Capital, LLC, a merchant banking firm, to provide certain advisory and business development services in exchange for a monthly advisory fee. The term of the agreement is twenty-four months with an automatic twelve-month renewal. Maroon Bells is one of our significant stockholders. Mr. Paul Moore, another one of significant stockholders, is a principal of Maroon Bells. (See the section entitled, "Stock Ownership of Certain Beneficial Owners and Management" contained herein.) In addition, Maroon Bells earned a fee in connection with our acquisition of Cable Concepts, Inc. During fiscal year 2001, we paid Maroon Bells total fees and expenses equal to $107,000 and accrued fees and expenses equal to $428,000. We are in discussions with Maroon Bells to convert a portion of the accrued fees and expenses to shares of our stock.

        Effective April 1, 2001, we entered into a consulting agreement with Evans Capital Management, LLC, an entity of which our director, Mr. John Evans, is a principal. Pursuant to the agreement, Evans Capital Management provides us with advice relating to financing, mergers and acquisitions. We pay Evans Capital Management an advisory fee equal to $10,000 per month. The term of the agreement is for a period of one year. Additionally, we issued Mr. Evans an option to purchase 150,000 shares of our Common Stock at an exercise price of $0.50. This option has a term of three years.

        Effective April 15, 2001, we entered into an agreement with Landry Montana Partners to provide executive recruiting services, an entity of which Mr. Jon Eric Landry, one of our directors, is a principal. Pursuant to the agreement, Landry Montana will work with us to recruit officers and directors. We are obligated to pay Landry Montana $10,000 per month during the term of the agreement (May 1, 2001 to May 1, 2002). To date, all fees owed to Landry Montana have been accrued but have not been paid. Additionally, we pay all direct expenses incurred by Landry Montana in connection with its engagement. Also, we issued Mr. Landry an option to purchase 150,000 shares of Common Stock at $1.50 per share. The option expires on July 18, 2011.

Proposal II—Ratify our Appointment of Independent Auditors

        Crouch, Bierwolf & Associates audited our consolidated balance sheet and the related statements of operations, stockholders' equity, and cash flows for the fiscal years ended September 30, 2000 and 1999, respectively. These financial statements accompanied our Annual Report on Form 10-KSB for the year ended September 30, 2000 and were filed with the SEC on December 28, 2000. The report of Crouch, Bierwolf & Associates on such financial statements dated November 17, 2000 included a qualification regarding our ability to continue as a going concern but did not contain any other adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. In July 2001, we completed our merger with Cable Concepts, Inc. On December 6, 2001, we decided to engage Hein + Associates LLP, which has previously served as Cable Concepts' independent auditor to serve as our auditor for the fiscal year ended September 30, 2001. Thus, we did not renew our engagement with Crouch, Bierwolf & Associates.

        Hein + Associates LLP was appointed pursuant to the recommendation of our Board. During our engagement of Crouch, Bierwolf & Associates, there were no disagreements between us and them, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Crouch, Bierwolf & Associates, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

        Prior to December 5, 2001, we did not consult with Hein + Associates LLP regarding (i) the application of accounting principles to a specific transaction, (ii) the type of audit opinion that might be rendered by Hein + Associates LLP, or (iii) any other matter that was the subject of an event of a disagreement between us and Crouch, Bierwolf & Associates.

        Although not required by law or otherwise, our selection of Hein + Associates LLP to serve as our independent auditors for fiscal year 2002 is being submitted to our stockholders as a matter of corporate policy for their approval. We anticipate that a representative of Hein + Associates LLP will be present at the meeting and, if present, this representative will be given the opportunity to make a statement if he or she desires to do so. We also anticipate that this representative will be available to respond to appropriate questions from our stockholders. If this proposal is not approved, our Board of Directors will investigate the reasons for rejection and reconsider the appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL II TO RATIFY THE APPOINTMENT OF HEIN + ASSOCIATES LLP AS OUR INDEPENDENT AUDITORS.

Fees Paid to Our Auditor

        Audit Fees.    The aggregate fees billed or to be billed by Hein + Associates LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended September 30, 2001 and for the reviews of statements included in our Current Report on Form 8-K for that fiscal year were $66,592. Additionally, we paid Crouch, Bierwolf & Associates, our previous independent auditors, $7,040 for audit or review services provided during fiscal year September 30, 2001.

        Financial Information Systems Design and Implementation Fees.    We did not pay Hein + Associates LLP or Crouch, Bierwolf & Associates any fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

        All Other Fees.    Other than the Audit Fees listed above, we did not pay Hein + Associates LLP or Crouch, Bierwolf & Associates any fees during the fiscal year ended September 30, 2001.

        The Board of Directors has considered whether the provision of services by Hein + Associates LLP not related to the audit of the financial statements and to the reviews of the interim financial statements included in our Forms 10-QSB is compatible with maintaining Hein + Associates LLP's independence.

Section 16(a) Beneficial Ownership Reporting Compliance

        Ownership of, and transactions in, our stock by our executive officers and directors are required to be reported to the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based on our records and other information, we believe that all filings required under Section 16(a) were timely filed during year 2001, except that Mr. Russell Myers failed to timely file a Form 3 reporting his appointment as a member of our Board of Directors and Mr. Douglas Cole failed to timely file a Form 3 reporting his appointment as a member of our Board of Directors.

Other Matters

        Stockholder Proposals to be Included in the Proxy Statement.    Proposals of our stockholders intended to be presented at our 2003 Annual Meeting of Stockholders must be received by us at our principal executive offices by October 14, 2002. Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2003 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934. A proposal which does not comply with the applicable requirements of Rule 14a-8 will not be included in our proxy materials for our 2003 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS
Edward P. Mooney, Interim Chief Executive Officer and President

Petaluma, California
February 11, 2002

[Front]
PROXY FOR ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors of
USA Broadband, Inc.
921 Transport Way, Suite 4
Petaluma, CA 94954

I hereby appoint Edward P. Mooney or Douglas D. Cole, or each of them as Proxies, with full power of substitution to vote, as directed, all the voting shares of USA Broadband, Inc. held of record by me as of February 11, 2002 at the Annual Meeting of Stockholders to be held on April 11, 2002 or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU APPROVE EACH OF THE
  PROPOSALS LISTED BELOW.

I.
ELECTION OF DIRECTORS (Mark only one box).

(A)
Four Director Nominees to Be Elected by Holders of Common Stock and Series A Preferred Stock, Voting as a Single Class:

FOR / /	WITHHOLD AUTHORITY / /
all nominees listed below (except as marked to the contrary below)	to vote for all nominees listed below

Nominees:    Douglas D. Cole, John R. Evans, Edward P. Mooney and Russell R. Myers.

  (INSTRUCTION:    To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

  (B)
  Series A Director Nominees to Be Elected by Holders of Series A Preferred Stock, Voting as a Separate Class: You may only make an election for a Series A Director if you own shares of Series A Preferred Stock.

FOR / /	WITHHOLD AUTHORITY / /
all nominees listed below (except as marked to the contrary below)	to vote for all nominees listed below

Nominees:    Jon Eric Landry and Ronald E. Spears.

  (INSTRUCTION:    To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

II.
PROPOSAL TO RATIFY OUR APPOINTMENT OF HEIN + ASSOCIATES LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2002. (MARK ONLY ONE BOX).

FOR / /                              AGAINST / /                              ABSTAIN / /

III.
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

[Reverse Side]

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals I and II.

Please sign your name where indicated below exactly as it appears here:

(Affix Mailing Label Here)

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY BY MAILING IT TO US USING THE ENCLOSED ENVELOPE OR BY SENDING IT TO US VIA FACSIMILE AT (707) 762-3105. IF YOU ELECT TO SEND YOUR PROXY CARD TO US VIA FACSIMILE, YOU MUST SEND US A COPY OF THE FRONT AND REVERSE SIDE OF THIS PROXY CARD. ALSO, IF YOU SEND THIS PROXY CARD TO US VIA FACSIMILE, DO NOT ALSO SEND THE PROXY CARD TO US VIA MAIL.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN.    If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the President or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.

Your signature

Signature of co-owner, if held jointly

YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK. /x/

QuickLinks

PROXY STATEMENT
  Information Concerning the Annual Meeting
  Proposal I—Election of Directors
  Proposal II—Ratify our Appointment of Independent Auditors